UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

2014 Annual Meeting of Stockholders

On June 11, 2014, PowerSecure International, Inc., a Delaware corporation (the “Company”), held its 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”). A total of 22,364,162 shares of Common Stock, par value $.01 per share, were issued and outstanding on April 14, 2014, the record date for the 2014 Annual Meeting, and were entitled to vote thereat, of which 19,033,312 shares were present, in person or by proxy, thus constituting a quorum at the 2014 Annual Meeting.

Set forth below are the voting results on each of the three proposals submitted to and voted upon by the stockholders at the 2014 Annual Meeting, which proposals are described in the Company’s Proxy Statement for the 2014 Annual Meeting:

Proposal 1:	Election of Directors

The following nominees were elected as directors, each to serve for a term of three years and until his successor is duly elected and qualified, by the vote set forth below:

	For	Against	Abstain	Broker Non-Votes
Kevin P. Collins	14,604,691	575,442	138,608	3,714,571
A. Dale Jenkins	14,732,711	445,811	140,219	3,714,571

Proposal 2:	Approval, on an Advisory Basis, of Compensation of Named Executive Officers

The compensation of the Company’s named executive officers was approved, on an advisory, non-binding basis, by the vote set forth below:

For	Against	Abstain	Broker Non-Votes
10,197,215	4,928,007	193,519	3,714,571

Proposal 3:	Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment by the Audit Committee of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified, by the vote set forth below:

For	Against	Abstain
18,125,337	684,927	223,048

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President and Chief Financial Officer

Dated: June 11, 2014

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